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                                                                     EXHIBIT 4.3

No. W_________                                              ___________ Warrants

                         CLASS B REDEEMABLE COMMON STOCK
                          PURCHASE WARRANT CERTIFICATE

                              BLUEGATE CORPORATION


     This certifies that for value received, _______________ or registered assigns (the "Registered Owner"), is the owner of _______ Class B redeemable common stock purchase warrants (the "Warrants"), each of which Warrants entitles the Registered Owner to purchase during the period commencing _____________ and expiring at 5:00 P.M. Mountain time on ________, 200_, one fully paid and non-assessable share of common stock, $.0001 par value per share, of Bluegate Corporation, a Delaware corporation (the "Company"), upon payment of $1.50 per share (the "Exercise Price"); provided, however, that the number of shares of the Company's common stock purchasable upon exercise of each Warrant may be increased or reduced and the Exercise Price adjusted in the event of certain contingencies provided for in the Warrant Agreement described below. Payment of the Exercise Price of Warrants represented by this Warrant Certificate shall be made in lawful money of the United States of America by check or wire transfer payment payable to the order of the Warrant Agent for the account of the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions contained in the Warrant Agreement dated as of __________, 2001 between the Company and Corporate Stock Transfer, Inc. ("Warrant Agent"). Copies of the Warrant Agreement are on file at the office of the Warrant Agent.

     In order to exercise these Warrants, the form of election to purchase on the reverse side must be properly completed and executed. If Warrants represented by this Warrant Certificate are exercised with respect to fewer than all shares purchasable, certificates representing Warrants to purchase the remaining number of shares will be issued. The Company shall not be required to issue fractions of shares upon the exercise of Warrants.

     Warrants are transferable at the office of the Warrant Agent (or of its successor as Warrant Agent) by the Registered Owner thereof in person or by attorney duly authorized in writing, in the manner and subject to the limitations on transfer set forth in the Warrant Agreement, upon surrender of the Warrant Certificate and the payment of transfer taxes, if any. Upon any such transfer, a new Warrant Certificate or new Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of the Company's common stock, will be issued to the

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transferee in exchange for this Warrant Certificate, subject to the limitations set forth in the Warrant Agreement.

     This Warrant Certificate, when surrendered at the office of the Warrant Agent (or of its successor as Warrant Agent) by the Registered Owner in person or by attorney duly authorized in writing, may be exchanged for any other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares, subject to the limitations provided in the Warrant Agreement.

     If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's common stock or other securities purchasable upon the exercise of Warrants are closed for any reason, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

     The Registered Owner shall not be entitled to any of the rights of a stockholder of the Company prior to exercise hereof.

     Subject to the provisions of the Warrant Agreement, the Warrants may be redeemed at the option of the Company for a redemption price of $.001 per Warrant on not less than 30 days' notice, provided that (i) the closing bid price for the Company's common stock, as reported by the market on which the common stock trades, has exceeded the Exercise Price by $.50 for any 20 consecutive trading days, and (ii) any notice of the call for redemption is given not more than 10 business days after the conclusion of such 20 consecutive trading days. In the event the Company exercises its right to redeem the Warrants, the Warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any Warrant called for redemption is not exercised by such date, it will cease to be exercisable and the Registered Owner will be entitled only to the redemption price.

     Prior to due presentment for registration or transfer thereof, the Company and the Warrant Agent may treat the Registered Owner as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

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     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


                                                Bluegate Corporation
SEAL

                                                By:
                                                    ----------------------------
                                                    Rowland W. Day II, President

                                                By:
                                                    ----------------------------
                                                    Calvin Fox, Secretary


                                                COUNTERSIGNED:


                                                                          , as
                                                -------------------------
                                                Warrant Agent

                                                By:
                                                    ----------------------------
                                                    Authorized Officer

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                                    EXERCISE


     The undersigned Registered Owner hereby irrevocably elects to exercise _______ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock of the Company issuable upon the exercise of such Warrants, and requests that certificates for such shares shall be issued in the name of:

_______________________________________________

_______________________________________________

_______________________________________________
(Please print or type name and address)

and be delivered to:


_______________________________________________

_______________________________________________

_______________________________________________
(Please print or type name and address)

Please insert social security
or other identifying number:  _________________________

     and, if such number of Warrants shall not be all of the Warrants evidenced by the Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of and delivered to, the Registered Owner at the address stated below.

     IMPORTANT: The name of the person exercising this Warrant must correspond with the name of the Warrantholder written on the face of this Warrant Certificate in every particular, without alteration or any change whatever, unless it has been assigned by completing the Assignment form below.

Dated:  _____________, 200_                        _____________________________
                                                   Signature of Registered Owner

SIGNATURE GUARANTEE                                _____________________________
                                                   Print name

                                                   _____________________________

                                                   _____________________________
                                                   Address

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                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:



_______________________________________________

_______________________________________________

_______________________________________________
(Please print or type name and address)

Please insert social security
or other identifying number:  _________________________

     ____________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints any officer of the Company or its transfer agent and registrar as lawful Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:  _____________, 200_                        _____________________________
                                                   Signature of Registered Owner


                                                   _____________________________
                                                   Print name

     IMPORTANT: Every registered owner of this Certificate must sign it to assign or otherwise transfer Warrants. The above signature or signatures must correspond with the name or names written on the face of this Warrant Certificate in every particular, without alteration, enlargement or any change whatever. Each signature should be "medallion" guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) with membership in an approved signature guarantee Medallion Program pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.


SIGNATURE GUARANTEE: